Exhibit 10.35

EMPLOYMENT AGREEMENT AMENDMENT

This Employment Agreement Amendment (this "Amendment"), dated March 30, 2010, is by and between Glowpoint, Inc., a Delaware corporation (hereinafter "Glowpoint"), and Joseph Laezza (hereinafter "Employee").  Capitalized terms used but not otherwise defined in this Amendment shall have the meanings set forth in the Employment Agreement (as defined below).

WHEREAS, Employee and Glowpoint entered into an Employment Agreement on March 11, 2004, as amended May 15, 2007, November 24, 2008 and March 12, 2009 (as amended, the “Employment Agreement”);

WHEREAS, the Employee’s employment term is currently scheduled to expire on January 31, 2011; and

WHEREAS, the Company wishes to extend Employee’s employment term, and Employee wishes to continue to work for Company;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Term; Position.  The Employment Agreement is hereby amended to delete “until January 31, 2011” in the first sentence of Section 1.1 and replace it with “until January 31, 2012”.

2. Entire Agreement.  This Amendment is the final, complete and exclusive agreement between the Parties relating to the subject matter hereof, and supersedes all prior or contemporaneous proposals, understandings, representations, warranties, promises and other communications, whether oral or written, relating to such subject matter.  Unless specifically amended by this Amendment, all terms of the Employment Agreement remain unchanged and are in full force and effect.  If any provision of the Employment Agreement, as amended by this Amendment, is held by a court of competent jurisdiction to be unenforceable for any reason, the remaining provisions hereof shall be unaffected and remain in full force and effect.

In Witness Whereof, the parties have duly executed this Agreement as of the date first written above.

Glowpoint, Inc.
By: /s/ Edwin F. Heinen Ed Heinen, CFO	/s/ Joseph Laezza Joseph Laezza